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                                                                  EXHIBIT 23(D)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 29, 1997, with respect to the financial statements of J&J Rental Services, Inc. in the Registration Statement (Form S-1 No. 333-XXXXX) and the related Prospectus of United Rentals, Inc. for the registration of XXXXXX shares of its common stock filed with the Securities and Exchange Commission on October 30, 1997.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
October 30, 1997